ABACUS LIFE, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
(ABACUS LIFE, INC. AMENDED AND RESTATED 2024 LONG-TERM EQUITY COMPENSATION PLAN )
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT, (this “Agreement”), dated as of [    ] (the “Date of Grant”), is made by and between Abacus Life, Inc., a Delaware corporation (the “Company”), and [    ] (the “Grantee” or “you” or “your”).
WHEREAS, Grantee is employed by the Company or an Affiliate;
WHEREAS, as a matter of separate inducement and agreement in connection with Grantee’s employment, and not in lieu of any salary or other compensation for Grantee’s services, the Company desires to enter into this Agreement with Grantee; and
WHEREAS, the Company desires to grant to Grantee, subject to the restrictions set forth herein and the Company’s Amended and Restated 2024 Long-Term Equity Compensation Incentive Plan (the “Plan”), Restricted Stock Units (the “RSUs”), as set forth below.
NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:
I. GRANT OF RSUs
As of the Date of Grant, the Company hereby grants to you the following RSUs, on the terms and conditions set forth in this Agreement:

Number of Restricted Stock Units:	RSUs
Value Per Restricted Stock Unit:	One Share of Stock shall be delivered for
each vested RSU
Number of Dividend Equivalent Rights	________

II. TERMS AND CONDITIONS OF AWARD
The grant of the RSUs provided in Article I shall be subject to the following terms, conditions and restrictions:
(a)Plan. This Award is issued under the Plan and is subject to the terms and conditions set forth in the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control. Any capitalized term used in this Agreement that is not defined herein shall have the meaning set forth in the Plan. By accepting this Award, Grantee acknowledges receiving a copy of the Plan.

(b) Award of RSUs and Dividend Equivalents. The RSUs issued pursuant to this Agreement shall become vested as provided on Schedule A attached hereto subject to Section II(c) below. Vesting will be based on continued service with the Company or any of its subsidiaries and/or achievement of performance goals as determined by the Committee. The Company shall deliver to Grantee one share of Common Stock or cash, as determined by the Committee, for each vested RSU on the date such RSU becomes vested. Grantee will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested. The Committee may provide in Section I above that Grantee will be granted Dividend Equivalents that will accrue on behalf of Grantee. Subject to Section II(d) below, each Dividend Equivalent, if granted to the Grantee, will pay Grantee an amount of cash equal to the sum of the cash dividends declared and paid by the Company with respect to a share of Common Stock while Grantee’s RSUs are outstanding. No interest will accrue on the

Dividend Equivalents. Dividend Equivalents will vest or be forfeited, as applicable, upon the vesting or forfeiture of the RSU with respect to which the Dividend Equivalent relates.
The RSUs and any Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
(c) Change in Control. The Plan contains additional terms that apply upon the consummation of a Corporate Change that depend on whether this Award is assumed or not in the transaction.
(d) Payment of RSUs and Dividend Equivalents. RSUs and any Dividend Equivalents will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than 60 days after the RSU’s vesting date. If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date. If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.
III. MISCELLANEOUS
(a) No Rights as Shareholder. Grantee shall have no rights as a shareholder with respect to the Shares until the effective date of issuance of such Shares following vesting of the RSUs, and no adjustment will be made for dividends or other rights for which the record date is prior to the date of settlement unless otherwise determined by the Committee pursuant to Article XIII of the Plan. Grantee shall not receive dividends with respect to any of the RSUs, and has no right to receive such amounts.

(b) Status of Shares. The Company has registered the issuance of the Shares, to the extent such Common Stock is delivered upon vesting of an RSU, under the Securities Act of 1933, as amended (the “Act”) and intends to keep such registration effective throughout the period that this Award remains in effect. In the absence of such effective registration or an available exemption from registration under the Act, no sale or disposition of shares of Common Stock acquired under this Award shall be made unless an opinion of counsel or other evidence satisfactory to the Company that such sale or disposition will not constitute a violation of the registration provisions of the Act or any other applicable securities laws is first obtained. The certificates representing shares of Common Stock acquired under this Award may bear such legend as the Company deems appropriate, referring to the provisions of this paragraph.
(c) Restrictions on Transfer. Subject to and except as otherwise provided in the Plan, this Award is not transferrable by you other than by will or the laws of descent and distribution.
(d) No Guarantee of Tax Treatment. Notwithstanding anything herein to the contrary, a Grantee shall be solely responsible for the taxes imposed on such Grantee relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, any Affiliate, the Board or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.
(e) Withholding. The Company or any Affiliate shall be entitled to deduct from any other compensation payable to Grantee any sums required by federal, state, local or foreign tax law to be withheld with respect to an Award including the settlement of an Award. Alternatively, the Company or any Affiliate may require Grantee (or other person validly exercising the Award on behalf of Grantee) to pay such sums for taxes directly to the Company or Affiliate in cash or by check upon settlement. Alternatively, in the discretion of the Committee, the Company may reduce the number of shares issued to the Grantee upon the settlement of the Award to satisfy the tax withholding obligations of the Company or an Affiliate. The Grantee may make alternative arrangements satisfactory to the Company, as determined in the Committee’s discretion, for the satisfaction of any tax obligations that arise by reason of any such payment or distribution. The Committee may, in its discretion, allow a Grantee to use Mature Shares to satisfy the Company’s or Affiliate’s tax withholding obligations with respect to an Award.
(f) Not a Contract of Employment. Nothing in the Plan or this Award confers upon Grantee any right to continue in the employ or service of the Company or any Affiliate or interferes with or restricts in any way the

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rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Grantee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Grantee.
(g) No Fractional Shares. No fractional Shares shall be delivered by the Company to any Grantee, nor shall any cash in lieu of fractional Shares be paid by the Company to any Grantee.
(h) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and to you and your beneficiaries, executors, administrators, heirs and successors.

(i) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.
(j) Amendment. Grantee further acknowledges and agrees that this Agreement may not be modified, amended or revised except as provided in the Plan.
(k) Entire Agreement and Clawback/Recovery. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto. This Agreement and the Award granted hereunder are subject to recoupment in accordance with any clawback policy that the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in this Agreement or on the Award as the Committee determines necessary or appropriate including, but not limited to, a reacquisition right in respect of previously acquired shares of stock or other cash or property upon the occurrence of Grantee’s termination of employment for cause. As of the Date of Grant, the Company’s clawback policy provides, to the extent permitted by law, that the Company will seek to recoup any incentive-based compensation, including Awards under the Plan, paid to any current or former executive officer if: (a) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (b) the Board determines that such executive officer engaged in misconduct that resulted in the obligation to restate, and (c) a lower payment would have been made to the executive officer based upon the restated financial results.
(l) Governing Law. The provisions of this Agreement shall be governed by, and construed solely in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof or the application of any law of any other jurisdiction.
[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the [    ] day of [    ].

Company:	Grantee:

Abacus Life, Inc.	[ ]

By:
Signature	Signature

Title:	Date:

Date:
Attachment I: Amended and Restated 2024 Long-Term Equity Compensation Incentive Plan

SCHEDULE A

[Add vesting provisions]

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Attachment I
ABACUS LIFE, INC. AMENDED AND RESTATED 2024 LONG-TERM EQUITY COMPENSATION PLAN
(attached)

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